SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                              AMENDMENT NO. 6 TO

                                   FORM SB-2

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                           -------------------------

                               Jasmine's Garden
                 (Name of small business issuer in its charter)


      Nevada                         2771                    91-2132336
(State of Incorporation) (Primary Standard Industrial     (I.R.S. Employer
                          Classification Code Number)         I.D. No.:)


                           34808 Highway 190
                           Springville, CA 93265
                           (559) 539-0923 (PHONE)
                           (559) 539-5113 (FAX)

          (Address and telephone number of principal executive offices)
                           --------------------------

                           34808 Highway 190
                           Springville, CA 93265
                           (559) 539-0923 (PHONE)
                           (559) 539-5113 (FAX)

(Address of principal place of business or intended principal place of business)
                           --------------------------

                              KENNETH G. EADE
                              Attorney at Law
                         827 State Street, Suite 12
                         Santa Barbara, CA 93101
                         (805)560-9828 (PHONE)
                          (805) 560-3608 (TELECOPY)

           (Name, address and telephone number of agent for service)
                           --------------------------

                                   COPIES TO:

                              KENNETH G. EADE
                              Attorney at Law
                         827 State Street, Suite 12
                         Santa Barbara, CA 93101
                         (805)560-9828 (PHONE)
                         (805) 560-3608 (TELECOPY)
                           --------------------------

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. /      /
                                                       -------------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    /      /
                                   -------------
If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box: /      /
                               -------------

THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THIS IS A CONTINUOUS OFFERING, PURSUANT TO RULE 415 OF THE SECURITIES ACT OF
1933.

                         CALCULATION OF REGISTRATION FEE


TITLE OF EACH                  DOLLAR        PROPOSED     PROPOSED          AMOUNT OF
CLASS OF SECURITIES AMOUNT     TO MAXIMUM    AGGREGATE    MAX. AGGREGATE    REGISTRATION FEE
--------------------------     ----------    ---------    --------------    ----------------

Common Stock, .001 par       $  600,000      $1.00         $600,000            $158.40

Total                          $600,000      $1.00         $600,000            $158.40


                                    PROSPECTUS

                                 JASMINE'S GARDEN

                         600,000 SHARES OF COMMON STOCK

Up to 600,000 of the shares of common stock offered are being sold by Jasmine's Garden, in the States of Arizona, California, New York, Nevada, Florida and in the District of Columbia, and to qualified investors in the State of California. There is no minimum offering and no escrow. There is no established public market for Jasmine's common stock, and the offering price has been arbitrarily determined. Jasmine's Common Stock is not currently listed or quoted on any quotation service. This offering is self-underwritten. Shares will be sold by Jasmine's president, Jack Gregory, without the use of an underwriter. This offer will terminate twelve months after the date of this prospectus.
                            ------------------------

THE COMMON STOCK OFFERED IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS" ON PAGE 3 OF THIS PROSPECTUS.

                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             Price       Underwriting     Proceeds
                             to          Discounts and    to
                             Public      Commissions(2)   Company(1)
                             ------      --------------   ----------

Per Share................$     1.00            $0           $   1.00
Total .................. $  600,000            $0           $600,000



                                 __________, 2001

                               TABLE OF CONTENTS

                                                      PAGE
                                                    ---------


Prospectus Summary..............................        4
Risk Factors....................................        3
     We have no experience in the greeting card
     business. This may affect our ability to operate
     successfully...............................        4
     There is no established market for our
     stock, and investors may not be able to
     sell their shares in the future............        4
Use of Proceeds.................................        5
Dividend Policy.................................        5
Price Range of Securities.......................        6
Dilution........................................        6
Selected Financial Data.........................        7
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................        8
Business........................................        8
Management......................................       12
Certain Transactions............................       13
Principal Stockholders..........................       13
Description of Securities.......................       14
Shares Eligible for Future Sale.................       15
 Plan of Distribution........................          15
Underwriting....................................       15
Legal Matters...................................       15
Experts.........................................       16
Index to Financial Statements...................       16

                              ------------------------


                               PROSPECTUS SUMMARY
                              CORPORATE BACKGROUND

Jasmine's was organized on March 27, 2001, and has just commenced operations, but it has not generated any revenue and is still a development stage corporation. Its plan of operations is to market its unique artistic designs of fruits, flowers and vegetables, as stationery, greeting cards, note cards, and gift cards nationwide. There can be no assurance that Jasmine's common stock will ever develop a market. We have sustained losses of $9,125 from inception to September 30, 2001. Our principal executive offices are located at 34808 Highway 190, Springville, California, and our telephone number is 559-539-0923.

                                  THE OFFERING

Common stock Offered.........................  Up to 600,000 shares

Common stock Outstanding after the
  Offering...................................  6,600,000 shares

Use of Proceeds..............................  development of inventory, marketing and advertising
                                                  and working capital

Symbol.......................................  None

Risk Factors.................................  The shares of common stock offered involve a high degree
                                               of risk and immediate
                                               substantial dilution See "Risk
                                               "Dilution"

Term of offering......................... 12 months after date of prospectus.



                     -------------------------------------


                             SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, including Notes, included elsewhere in this Prospectus. The statement of operations data for the period inception to September 30, 2001 and the consolidated balance sheet data at September 30, 2001 come from Jasmine's audited Consolidated Financial Statements included elsewhere in this Prospectus. The consolidated statement of operations data for the period inception to September 30, 2001 come from Jasmine's audited financial statements for those years, which are included in this Prospectus. These statements include all adjustments that


Jasmine's considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods. The operating results for the period ended September 30, 2001 do not necessarily indicate the results to be expected for the full year or for any future period.

BALANCE SHEET DATA:
                                                        September 30, 2001
                                                        -------------
Assets: ............................................      $ 1,748
                                                           =======
Liabilities
Accounts payable                                          $ 2,563
Short term liabilities
     Note payable-Jasmine Gregory                           2,309
                                                           -------

  Total current liabilities                               $ 4,873
                                                           -------

Total liabilities                                           4,873
                                                           -------
Stockholders' Deficiency:

    common stock, Par value $.001
    Authorized 50,000,000
    Issued 6,000,000 shares at September 30,
    2001 ............................................       6,000

    Deficit accumulated during the
    development stage ...............................     ( 9,125)
                                                           -------

      Total Stockholders' Deficiency..............        ( 3,125)
                                                           -------
      Total Liabilities and
      Stockholders' Equity .........................      $ 1,748


STATEMENT OF OPERATIONS DATA:

                                                 Period March 27, 2001
                                                 through
                                                 September 30, 2001
                                                 ----------------
Revenues: ..................................     $    887
 General and administrative Expenses: ...         (10,012)
                                                  --------
  Net Loss ..............................        $( 9,125)
                                                  --------
Loss per share ............................      $ (.00 )
                                                  =======


              -------------------------------------------------------

                                  RISK FACTORS

WE HAVE NO EXPERIENCE IN THE GREETING CARD MANUFACTURING BUSINESS. THIS MAY AFFECT OUR ABILITY TO OPERATE SUCCESSFULLY.

The management of Jasmine's, although familiar with the management of a public company and computer graphics, artwork and photography, has never established or managed a greeting card and stationery publishing business before, and has no experience.

THERE IS NO ESTABLISHED MARKET FOR OUR STOCK AND INVESTORS MAY NOT BE ABLE TO SELL THEIR SHARES IN THE FUTURE.

If we are unsuccessful in developing a market for our stock, then it will be difficult for investors to establish a value for their stock and to eventually sell their shares and recover their investment.

 OUR FINANCIAL STATUS CREATES A SUBSTANTIAL DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN, AND, IF WE DO NOT CONTINUE AS A GOING CONCERN, INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

As noted in note 4 to our financial statements, we have nominal assets and limited operations with which to create operating capital. We seek to raise operating capital to promote and advertise our web site in an offering of our common stock on Form SB-2. Our company's plan specifies a minimum amount of $58,450 in operating capital to operate for the next 12 months. However, there can be no assurance that such offering will be successful.

OUR GROWTH WILL BE LIMITED TO THE AMOUNT OF CAPITAL WE ARE ABLE TO RAISE IN THIS OFFERING. IF WE RAISE ONLY A NOMINAL AMOUNT, THEN INVESTORS CAN EXPECT TO EXPERIENCE A SLOW GROWTH OR NO GROWTH IN THEIR INVESTMENT.

The amount of capital we raise will determine the amount of money we will be able to spend on developing our business along the lines we have already in place and functioning. If the capital raised in this offering is nominal, then investors would be likely to experience a much slower growth.

THIS OFFERING IS SELF-UNDERWRITTEN, AND HAS NO MINIMUM WHICH MUST BE RAISED, WHICH MEANS THAT WE MAY NOT RAISE ANY PROCEEDS OR ONLY NOMINAL, AND INVESTOR'S RUN THE RISK OF LOSING THEIR ENTIRE INVESTMENT.

Since this offering is self-underwritten, and has no minimum amount which must be raised for us to use the funds. Moreover, we may raise only nominal funds, or no funds at all.

THIS OFFERING HAS NO ESCROW, AND INVESTOR FUNDS MAY BE USED UPON RECEIPT.

 There is no escrow of any funds received by Jasmine in this offering, and any funds received may be used by Jasmine as the funds are received.

 THE PENNY STOCK RULES WILL COVER OUR STOCK, WHICH MAY MAKE IT DIFFICULT FOR A BROKER TO SELL.

Our common stock is a "penny stock," which means that SEC rules require broker dealers who make transactions in the stock to comply with additional suitability assessments and disclosures than they would in stock that were not penny stocks, as follows:

 - Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

  - Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

  - Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

  - The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for Cinecam's stock.

THIS OFFERING IS A DIRECT PARTICIPATION OFFERING, AND THERE MAY BE LESS DUE DILIGENCE PERFORMED.

 In an underwritten offering, the underwriter and broker-dealers involved in the offering must make certain due diligence inquiries to comply with rules imposed upon them by law and procedures imposed upon them by the National

Association of Securities Dealers. Since this is a self-underwritten offering, no brokers will be involved to make those inquiries, and there may be less due diligence performed, because shares will be sold by our officers and directors.

 WE HAVE NO LIQUIDITY OR CAPITAL RESOURCES, AND DEPEND UPON CONTRIBUTIONS FROM OUR OFFICERS TO CONTINUE IN OPERATION, WHICH MAY AFFECT OUR ABILITY TO OPERATE CONTINUOUSLY.

 Our officers, Jasmine and Jack Gregory, provide us with all of our operating capital on an as-needed basis. We have no cash reserves and are completely dependent upon them to support our operations.

 WE ARE NOT PROFITABLE, AND HAVE NOT GENERATED ANY REVENUE SINCE OUR INCEPTION, WHICH MAY AFFECT OUR ABILITY TO CONTINUE TO OPERATE.

 We have limited revenues since inception and an accumulated deficit of $9,125.

 OUR DIRECTORS, JASMINE AND JACK GREGORY, HAVE VOTING CONTROL OVER ALL MATTERS SUBMITTED TO A SHAREHOLDER VOTE, WHICH MEANS THAT THEY, AND NOT THE INVESTORS, HAVE CONTROL OVER ALL COMPANY MATTERS.

 Our directors hold 5,700,000 of our 6,000,000 shares outstanding as of September 30, 2001, which gives them voting control over all matters submitted to a vote of the shareholders.

                           FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements. Jasmine's expectation of results and other forward-looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development. These and other factors may cause expectations to differ.


                                USE OF PROCEEDS

The following table shows Jasmine's use of proceeds if 10% 25%, 50%, 75%, and/or 100% of the shares are sold. Further, there can be no assurance that any shares will be sold in this offering. In the event only minimal proceeds are received from shares sold in this offering, then we will use the proceeds for working capital only, and will continue to market our products by word of mouth and on the Internet, without any advertising or formal marketing plan.

                              10%    25%       50%      75%      100%
                            ------  -------   -------  -------   -------
Development of inventory     8,450   50,000   100,000  150,000   175,000
Marketing and Advertising   50,000   70,000   100,000  150,000   175,000
Working capital                      26,245    92,250  138,375   234,500
                            ------  -------   -------  -------   -------
Totals                     $58,450 $146,125  $292,250 $438,375  $584,500

The allocation of the net proceeds of the Offering set forth above represents Jasmine's best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and Jasmine's future revenues and expenditures.

If any of these factors change, Jasmine's may find it necessary or advisable to reallocate some of the proceeds within the above-described categories. Working capital includes payroll, office expenses and supplies, insurance, and other general expenses. None of the proceeds are allocated to officer's salaries, or payments to any directors or affiliates.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

                               DIVIDEND POLICY

Jasmine's has never declared or paid cash dividends on its capital stock. Jasmine's currently intends to retain earnings, if any, to finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.


                           PRICE RANGE OF SECURITIES

 The offering price was determined by the board of directors based upon factors including the book value of our outstanding stock, the lack of a current market for the stock, our need for capital and our lack of liquidity and lack of earnings, and our product line and inventory. Jasmine's common stock is not listed or quoted at the present time, and there is no present public market for Jasmine's common stock. Jasmine's has obtained a market maker who has agreed to file an application for Jasmine's securities to be quoted on the over-the-counter bulletin board, maintained by the NASD, upon the effectiveness of this Registration Statement, but the obtaining of a quotation is subject to NASD approval, and there can be no assurance that Jasmine's stock will be quoted on the over-the-counter bulletin board. Thus, there can be no assurance that the NASD will accept Jasmine's market maker's application on Form 211. Therefore, there can be no assurance that a public market for Jasmine's common stock will ever develop.

                                    DILUTION

As of September 30, 2001, Jasmine's net tangible book value was $(3,125,) or $0 per share of common stock. Net tangible book value is the aggregate amount of Jasmine's tangible assets less its total liabilities. Net tangible book value per share represents Jasmine's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 600,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,500), Jasmine's net tangible book value as of the closing of this offering would increase from $0 to $.08 per share. This represents an immediate increase in the net tangible book value of $.08 per share to current shareholders, and immediate dilution of $.91 per share to new investors, as illustrated in the following table:

Public offering price per
share of common stock                                             $  1.00
Net tangible book value per share before offering.................$     0
Increase per share attributable to new investors..................$   .08
Net tangible book value per share after offering..................$   .08
Dilution per share to new investors...............................$  0.92
Percentage dilution................................................   92%

The following table summarizes, both before the offering and after the offering, assuming the sale of all 600,000 shares in this offering, a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by new investors.




                         Number          Total           Percentage   Percentage      Average
                         of Shares       Consideration   of Shares    of Total        price
                         Purchased       Paid            Purchased    Consideration   per
share
                         ---------      ---------------  ---------    -------------   --------

Existing Investors        6,000,000     $   6,000           90.9%.          9%        $ .001
New Investors             600,000       $ 600,000            9.1%        99.1%        $1.00


 The following table shows the estimated dilution if only 75% of gross proceeds of this offering are received. As of September 30, 2001, Jasmine's net tangible book value was $(3,125,) or $0 per share of common stock. Net tangible book value is the aggregate amount of Jasmine's tangible assets less its total liabilities. Net tangible book value per share represents Jasmine's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 450,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of

$15,500), Jasmine's net tangible book value as of the closing of this offering would increase from $0 to $.06 per share. This represents an immediate increase in the net tangible book value of $.06 per share to current shareholders, and immediate dilution of $.94 per share to new investors, as illustrated in the following table:


Public offering price per
share of common stock                                           $  1.00
Net tangible book value per share before offering...............$  0
Increase per share attributable to new investors................$   .06
 Net tangible book value per share after offering...............$   .06
 Dilution per share to new investors............................$  0.94
 Percentage dilution..........................................     94%

The following table summarizes, both before the offering and after the offering, assuming the sale of only 450,000 shares in this offering, a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by new investors.



                        Number          Total           Percentage   Percentage      Average
                        of Shares       Consideration   of Shares    of Total        price
                        Purchased       Paid            Purchased    Consideration   per share
                        ---------      ---------------  ---------    -------------   --------

Existing Investors     6,000,000    $     6,000         99.3%           1%            $.001
 New Investors           450,000    $   450,000           .7%          99%            $1.00


The following table shows the estimated dilution if only 50% of gross proceeds of this offering are received. As of September 30, 2001, Jasmine's net tangible book value was $(3,125,) or $0 per share of common stock. Net tangible book value is the aggregate amount of Jasmine's tangible assets less its total liabilities. Net tangible book value per share represents Jasmine's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 300,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,500), Jasmine's net tangible book value as of the closing of this offering would increase from $0 to $.05 per share. This represents an immediate increase in the net tangible book value of $.05 per share to current shareholders, and immediate dilution of $.95 per share to new investors, as illustrated in the following table:

Public offering price per
share of common stock                                             $  1.00
 Net tangible book value per share before offering................$     0
 Increase per share attributable to new investors.................$   .05
 Net tangible book value per share after offering.................$   .05

 Dilution per share to new investors..............................$  0.95
 Percentage dilution..............................................   95%

 The following table summarizes, both before the offering and after the offering, assuming the sale of only 300,000 shares in this offering, a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by new investors.



                        Number          Total           Percentage   Percentage      Average
                        of Shares       Consideration   of Shares    of Total        price
                        Purchased       Paid            Purchased    Consideration   per share
                        ---------      ---------------  ---------    -------------   --------

Existing Investors   6,000,000        $     6,000         95%            2%          $.001
New Investors          300,000        $   300,000          5%           98%          $1.00



The following table shows the estimated dilution if only 25% of gross proceeds of this offering are received. As of September 30, 2001, Jasmine's net tangible book value was $(3,125,) or $0 per share of common stock. Net tangible book value is the aggregate amount of Jasmine's tangible assets less its total liabilities. Net tangible book value per share represents Jasmine's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 150,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,500), Jasmine's net tangible book value as of the closing of this offering would increase from $0 to $.03 per share. This represents an immediate increase in the net tangible book value of $.03 per share to current shareholders, and immediate dilution of $.97 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock ..................$  1.00
Net tangible book value per share before offering.................$     0
Increase per share attributable to new investors..................$   .03
Net tangible book value per share after offering..................$   .03
Dilution per share to new investors...............................$  0.97
Percentage dilution...............................................    97%

The following table summarizes, both before the offering and after the offering, assuming the sale of only 150,000 shares in this offering, a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by new investors.


                        Number          Total           Percentage   Percentage      Average
                        of Shares       Consideration   of Shares    of Total        price
                        Purchased       Paid            Purchased    Consideration   per share
                        ---------      ---------------  ---------    -------------   --------

 Existing Investors   6,000,000        $     6,000         98%            4%           $.001
 New Investors          150,000        $   150,000          2%         96%           $1.00


The following table shows the estimated dilution if only 10% of gross proceeds of this offering are received. As of September 30, 2001, Jasmine's net tangible book value was $(3,125,) or $0 per share of common stock. Net tangible book value is the aggregate amount of Jasmine's tangible assets less its total liabilities. Net tangible book value per share represents Jasmine's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 60,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,500), Jasmine's net tangible book value as of the closing of this offering would increase from $0 to $.01 per share. This represents an immediate increase in the net tangible book value of $.01 per share to current shareholders, and immediate dilution of $.99 per share to new investors, as illustrated in the following table:

 Public offering price per share of common stock ..............$  1.00
 Net tangible book value per share before offering.............$     0
 Increase per share attributable to new investors..............$   .01
 Net tangible book value per share after offering..............$   .01
 Dilution per share to new investors...........................$  0.99
 Percentage dilution............................................   99$

The following table summarizes, both before the offering and after the offering, assuming the sale of only 60,000 shares in this offering, a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by new investors.


                        Number          Total           Percentage   Percentage      Average
                        of Shares       Consideration   of Shares    of Total        price
                        Purchased       Paid            Purchased    Consideration   per share
                        ---------      ---------------  ---------    -------------   --------

Existing Investors   6,000,000         $     6,000         99%           10%          $.001
 New Investors          60,000         $    60,000          1%           90%          $1.00


               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with Jasmine's Consolidated Financial Statements, including the Notes, appearing elsewhere in this Prospectus.

                               COMPANY OVERVIEW

Jasmine's was organized on March 27, 2001, and is in the business of the sale of stationery, greeting cards, note cards and gift cards made from an exclusive design process using photographs of actual fruits and vegetables. Jasmine's common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that its common stock will ever develop a market.

                         PLAN OF OPERATIONS-IN GENERAL

Jasmine's presently has limited cash with which to satisfy any future cash requirements, and all of its cash requirements are now being satisfied by contributions from its officers and directors. The present officers and directors have agreed to continue to supply our necessary capital requirements. Jasmine's is seeking a minimum of $58,450 from this offering to satisfy its cash requirements for the next 12 months without having to rely on cash contributions from its officers and directors. We are in no need for interim capital or funding, because our minimum capital needs are based upon the occurrence of sales which we expect to increase by marketing and advertising.

With this minimum capital, Jasmine's intends to establish a stock inventory of its products to meet its expected increased sales, using the existing designs, and to begin a national marketing campaign. If we do not receive the minimum financing required to put our business plan into operation, we will first seek to obtain a market for our common stock, and then attempt to raise the minimum capital required through private placements of our common stock or borrowing from our officers and directors.

Our product library has been established, and we are currently selling our products in seven retail outlets, to private individuals and companies, and on the Internet through our web page. Since the product library is stored on compact disk, it is simply a matter of printing the stock we need to satisfy the orders we receive at the present time. The orders are usually printed the day we receive them and shipped the following day. Printing is done in house on a high resolution color photographic printer. We intend to continue doing business in this manner, and plan to expand by personal contact, by word of mouth, and via the Internet, until such time as we raise sufficient capital to begin a marketing and advertising campaign.

Jasmine's has no current material commitments. Jasmine's depends upon capital to be derived from this offering and future financing activities such as subsequent offerings of its stock or contributions from its officers and directors. There can be no assurance that Jasmine's will be successful in raising the capital it requires. Management believes that, if this offering and the subsequent private placements are successful, Jasmine's will be able to generate revenue from product sales and achieve liquidity within the next twelve months, and estimates that this liquidity will continue, unless it goes over budget. Jasmines has calculated the legal and accounting costs associated with filing the requisite reports under the Securities Exchange Act in this discussion of its funding and liquidity requirements.

Jasmine's does not expect to incur any research and development costs. Jasmine's does not expect the purchase or sale of plant or any significant equipment. Jasmine's has generated minimal revenue since its inception.

Jasmine's is still considered to be a development stage company, with no significant revenue, and is dependent upon the raising of capital through placement of its common stock. There can be no assurance that Jasmine's will be successful in raising the capital it requires through the sale of its common stock.

                                  BUSINESS
                                  IN GENERAL

Jasmine's has just recently commenced operations. Our plan of operations is the wholesale marketing of its product line in gift shops, department stores, and on the Internet. All of the planned operations described in this prospectus depend on Jasmine's raising a sufficient amount of capital to dedicate financial resources to each element of its business plan. There can be no assurance that any capital at all will be raised from this offering.

No merger plans

None of our officers, directors, promoters or affiliates or associates have had any preliminary contact or discussions with, and there are no present plans, proposals, arrangements, or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction. There are no finders' fees, consulting fees, or other compensation to be paid to officers, directors, promoters, or other affiliates or associates from revenues or other funds from an acquisition or merger candidate, or by the issuance of securities. We have no consultants, nor have we had or plan to have, any negotiations for a merger or business combination with any other entity.


Products

Jasmine Gregory has combined her knowledge in and love for design, photography, and painting, into creating greeting cards, gift cards and stationery through computer graphics. These items are created from photographic images of actual fruits and vegetables. Current flower designs include Poppy, yellow Iris, Shooting Star, Pansy, Wild Mountain Orchid, Orchid Branch, White Orchids, Pink Orchids, The Rose Buds, Azalea Heart, Corner Red Rose, Azalea, Calla Lilies, Snapdragon, Daffodils, Geraniums. Current fruit and vegetable designs include Bing Cherries, Golden Delicious Apples, Strawberries, Oranges, Plums, Quince, Gala Apples, Pear Blossoms, Radishes, Pepper Branch, Cucumbers, and Tomato Branch.

Greeting cards

Greeting cards come in an array of fruits, flowers and vegetables. They each have a graphic design on the cover of the card, and are blank inside. The cards measure 4.25 x 5.5 inches and cost $3.00 each.

Note cards

4.25 x 5.5 note cards, featuring either fruits, flowers, or vegetables, or a combination of each, come 8 to a box, at a cost of $12.00 per box.

Gift Cards

Gift cards, featuring fruits, flowers, vegetables, or two different styles, suitable for gift name tags, are 2 1/4 x 2 3/4 inches in dimension, and cost $4.00 for eight cards.

Current operations

Our products are produced by imaging a living plant, such as a flower or fruit, then enhancing it by computer graphics techniques. We currently have an established library of 75 images. The data for the library is stored on compact disks, and is used to print any products ordered, be it greeting cards, note cards, or gift cards, when the order is received. Printing is done on a high resolution photo quality printer. We have no agreements with suppliers, as our supplies primarily consist of ink cartridges for our printer and paper stock, which we can buy from any retail outlet at a reasonable price. With increased capital, we believe we can generate more interest in our product with advertising and marketing, and will have to invest some of this capital in putting out an inventory of product for retailers.

We have seven retail outlets at the present time, and our Internet web site. We have no written agreements with our retailers, and no arrangements with current vendors. Our plan of expansion of our operations is simply as we raise funds or generate revenue sufficient to invest in a marketing and advertising plan, we intend to implement it as follows.

Planned advertising and promotion

As part of its plan of operations, which is dependent upon the raising of sufficient capital, Jasmine's plans to engage in an ongoing marketing program, consisting of direct mailing and solicitation to gift stores, department stores, Internet e-commerce retailers of cards and gifts, and has established its Internet web site, www.jasminesgarden.com, as an e-commerce source for purchase of our products.

We intend to implement the marketing and advertising program as follows:

 - Phase One: Phase One of the program is to develop a sales force of commissioned salespersons, to expand our retail operations, and to enhance their activities by national television and Internet advertising, at an estimated cost of $150,000. This phase also anticipates that we will develop an inventory of product to satisfy the needs of our new retail outlets, at an estimated cost of $8,450. We anticipate that we will accomplish this phase by the end of the third month following the effective date of this offering.

- Phase Two: Phase Two of the program, if sufficient funds permit, is to expand our advertising and marketing program at an estimated cost of $70,000, with a corresponding increase in inventory, at an estimated cost of $50,000.

- Phase Three: Phase Two of the program, if sufficient funds permit, is to expand our advertising and marketing program at an estimated cost of $100,000, with a corresponding increase in inventory, at an estimated cost of $100,000.

- Phase Four: Phase Four of the program, if sufficient funds permit, is to expand our advertising and marketing program at an estimated cost of $150,000, with a corresponding increase in inventory, at an estimated cost of $
50,000.

- Phase Five: Phase Five of the program, if sufficient funds permit, is to expand our advertising and marketing program at an estimated cost of $175,000, with a corresponding increase in inventory, at an estimated cost of $175,000.

Properties.

Jasmine's leases offices at 34808 Highway 190, 34808 Highway 190, Springville, California, from its president, Jack Gregory, on a month-to-month basis, at no cost to us. The offices are located in a 600 square foot stand alone building. It also uses the photographic and computer equipment belonging to Jasmine's at no cost to us.
The office space consists of approximately 150 square feet of office space, which is adequate for Jasmine's needs at the present time and which is adequately covered by insurance.

Patents

Jasmines has no patents or trademarks. Its is the owner of the Internet domain name, www.jasminesgarden.com. Jasmines products are all copyrighted.

Employees.

As of September 30, 2001, Jasmine's has two employees. Jack Gregory, Jasmine's president, devotes his part time efforts to the business of Jasmine's . Jasmine's Secretary/Treasurer, Jasmine Gregory, devotes her full time efforts to our business. Jasmine's has no written employment contracts. None of Jasmine's employees are covered by a collective bargaining agreement. Jasmine's has never experienced an employment related work stoppage and considers its employee relations to be satisfactory.

Competition.

The greeting card industry is highly competitive with respect to price and quality. Certain factors, such as substantial price discounting, increased labor and benefits costs may adversely affect the industry in general and Jasmine's in particular. Jasmine's will compete with a large number of national and regional wholesalers and retailers of greeting cards and similar products such as Hallmark and American Greetings. Most of our potential competitors have financial resources superior to us, so there can be no assurance that Jasmine's projected income will not be affected by its competition. Jasmine's expects this competition to increase.

Government Regulation.

Our business is not affected by any governmental regulation.

                               LEGAL PROCEEDINGS

Jasmine's is not subject to any pending litigation, legal proceedings or claims.

                                  MANAGEMENT

                EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

The members of the Board of Directors of Jasmine's serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

The current executive officers, key employees and directors of Jasmine's are:

Name                      Age                Position
----                      ---                --------
Jack Gregory, M.D.        70              President, Director

Jasmine A. Gregory        60              Secretary, CFO, Director


Jack Gregory, M.D. - Dr. Gregory is the current President and Director of Jasmine's since its inception. He is the former President and Director of Champion Financial Corporation, a company engaged in the business of the import of synthetic rubber products, from 1991 through 1993. Dr. Gregory has been a sole medical practitioner since 1963. He served in the United States Army as Captain of the Army National Guard Medical Corps. from 1960 through 1966. Dr. Gregory graduated from the University of California at Los Angeles with a B.S. in 1953, received an M.S. in Microbiology from the University of Hawaii, 1955, a PhD. in Microbiology from the University of Pennsylvania in 1957, and an M.D. from the University of Southern California, Los Angeles, 1961.

Jasmine Gregory. Ms. Gregory is the current Secretary, Chief Financial Officer and Director of Jasmine's since its inception. From 1960 through 1978, while raising her children, she was active in studying art, coordinating fashion shows, and designing evening wear. From 1979 through 1982, Ms. Gregory designed and manufactured a contemporary women's dress line. From 1983 through 1997, Ms. Gregory competed in states and international photography competitions. Since 1998, she has been using computer graphics to generate true to life images of fruits and plants in her new greeting card collection. She holds an A.A. in fashion design from Los Angeles Trade Tech. College, and studied computer graphics at Porterville College.

--------
   *Jack Gregory and Jasmine Gregory are husband and wife.


                            EXECUTIVE COMPENSATION

 Jasmine's has made no provisions for cash compensation to its officers and directors. No salaries are being paid at the present time, and will not be paid unless and until there is available cash flow from operations to pay salaries. There are no provisions or policies for officers or directors to receive compensation through the issuance of additional securities. There were no grants of options or SAR grants given to any executive officers during the last fiscal year.

                             EMPLOYMENT AGREEMENTS

Jasmine's has not entered into any employment agreements with any of its employees, and employment arrangements are all subject to the discretion of Jasmine's Garden's board of directors.

                             PRINCIPAL STOCKHOLDERS

The following table presents certain information regarding beneficial ownership of Jasmine's common stock as of September 30, 2001, by (I) each person known by Jasmine's to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director of Jasmine's Garden,
(iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

                                        Shares         Percent     Percent
                                        Beneficially   Before      After
Name and Address of Beneficial Owner    Owned          Offering    Offering
------------------------------------    ------------   --------    --------
Jasmine Gregory*                        5,700,000       95%         86.36%
Jack Gregory
34808 Highway 190
Springville, CA 93265

Kenneth G. Eade                           300,000        5%          4.54%
827 State Street, Suite 12
Santa Barbara, CA 93101

Officers and Directors
as a Group                              5,700,000       95%         86.36%
------------
 * Jack Gregory and Jasmine Gregory are husband and wife. Jasmine Gregory holds 3,000,000 shares in her name, and Jack Gregory holds 2,700,000 shares in his name.

Assumes the sale of all 600,000 shares in this offering.

                             CERTAIN TRANSACTIONS

In connection with organizing Jasmine's , on March 27, 2001, Jack Gregory Jasmine Gregory was issued 3,000,000 shares of restricted common stock, valued at $3000, and Jack Gregory was issued 2,700,000 restricted shares of common stock, valued at $2650 in exchange for the business plan of Jasmine's , and Jasmine's trade name, and for services, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Jasmine and Jack Gregory may be deemed to be promoters of Jasmine's.

On March 27, 2001, Kenneth G. Eade was issued 300,000 shares of restricted common stock, valued at $300, in exchange for legal services, pursuant to
Section 4(2) of the Securities Act of 1933, to a sophisticated person who had superior access to all corporate and financial information. Under Rule 405 promulgated by the S.E.C., Mr. Eade may be deemed to be a promoter of Jasmine's.

On May 1, 2001, we issued a promissory note in the principal amount of $2,309.82, to Jasmine Gregory, in exchange for $2,309.82 in working capital. The note is payable on demand, and bears interest in the amount of 10% per annum. The balance of the note at this time is $2,309.82.

Our policy regarding transactions with related parties is that the terms of the transaction must be equal to or better than those terms we would receive from an independent third party who is ready, willing and able to contribute whatever capital or services are necessary to us.


                           DESCRIPTION OF SECURITIES

The authorized capital stock of Jasmine's consists of 50,000,000 shares of common stock, $.001 par value per share. Upon consummation of this Offering, there will be outstanding 6,600,000 shares of Common stock.

Common stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.


Holders of common stock have cumulative voting rights. The Board of Directors is empowered to fill any vacancies on the Board of Directors created by resignations, subject to quorum requirements.

Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation.

All outstanding shares of common stock are, and the common stock offered, upon issuance and sale, will be, fully paid and nonassessable.

There are currently two shareholders of record of our common stock.


                              PENNY STOCK STATUS

If and when it creates a market for its common stock, Jasmine's common stock is a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

- Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

- Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

- Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

 - The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security.

Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for Jasmine's ' stock.


                  TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

The transfer agent, warrant agent and registrar for the common stock is Atlas Stock Transfer, 5899 South State Street, Salt Lake City, Utah 84102.


                     SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, Jasmine's will have 6,600,000 shares of common stock outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, any share purchased by an affiliate (in general, a person who is in a control relationship with Jasmine's ), will be subject to the limitations of Rule 144 promulgated under the Securities Act.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who may be deemed affiliates of Jasmine's 's, may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of Jasmine's without regard to volume limitations. Restricted securities held by affiliates must continue, even after the two year holding period, to be sold in brokers' transactions or directly to market makers subject to the limitations described above.

Prior to this offering, no public market has existed for Jasmine's shares of common stock. However, Jasmine's market maker, National Capital, has filed an application for a quotation with the National Quotation Bureau's "pink sheets," which application is still pending. No predictions can be made as to the effect, if any, that market shares or the availability of shares for sale will have on the market price prevailing from time to time. The sale, or availability for sale, of substantial amounts of common stock in the public market could adversely affect prevailing market prices.


                              PLAN OF DISTRIBUTION

 The Shares shall be offered on a self underwritten basis in the States of Arizona, California, New York, Nevada, Florida and in the District of Columbia. The offering is limited in California to those California resident investors who have a minimum gross income of $100,000 during the last tax year and expect a minimum gross income of $100,000 during the current tax year, and who have a net worth, at fair market value, excluding home equity, furnishings and automobiles, of $250,000, or a total net worth of $500,000; plus the investment must not exceed 10% of the net worth of the investor.

The offering is self underwritten by the Company, which offers the Shares directly to investors through officer Jack Gregory, who will offer the Shares by prospectus and sales literature, to friends, former business associates and contacts, and by direct mail to investors who have indicated an interest in the Company. The offering is a self underwritten offering, which means that it does not involve the participation of an underwriter or broker.

There is no minimum offering, no escrow will be used for this offering, and no funds will be returned to investors. Funds received may used by us in our discretion.

The offering of the Shares shall terminate 12 months after the date of this prospectus.

The Company reserves the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of Shares subscribed for by such investor.

                                 LEGAL MATTERS

The validity of the common stock offered will be passed upon for the Company by Kenneth G. Eade, Santa Barbara, California.


                                    EXPERTS

The Financial Statements of Jasmine's as of September 30, 2001 included in this Prospectus and elsewhere in the Registration Statement have been audited by Rogelio G. Castro, independent public accountant for Jasmine's , as set forth in his reports thereon appearing elsewhere herein, and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

Jasmine's has filed with the Securities and Exchange Commission ("SEC") a registration statement on Form SB-2 under Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statements, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.

Jasmine's will furnish to its shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                               Jasmine's Garden
Independent Auditor's Report .......................................   F-1

Balance Sheets
September 30, 2001 .................................................   F-2

Statements of Operations
 For the Years Ended September 30, 2001 ............................   F-3

Statements of Changes in Stockholders' Equity
 For the Years Ended September 30, 2001 ............................   F-4

Statements of Cash Flows
 For the Years Ended September 30, 2001 ............................   F-5

Notes to Consolidated Financial Statements .........................   F-27


                               AUDITORS' REPORT

Board of Directors
Jasmine's Garden

I have audited the accompanying balance sheet of Jasmine's, (a development stage company), as of September 30, 2001, and the related statements of operations, stockholders' equity and cash flows for the period March 27, 2001 (inception)through September 30, 2001. These financial statements are the responsibility of the company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jasmine's, as of September

30, 2001 and the results of its operations and its cash flows for the period March 27, 2001 (inception) through September 30, 2001 in conformity with generally accepted accounting principles.

 The accompanying financial statements have been prepared assuming the Company will continue as going concern. As discussed in Note 4 to the financial statements, the Company has an accumulated deficit of $9,125 at September 30, 2001. These factors raise substantial doubt about the Company's ability to continue as going concern. Management's plan in regard to these matters is also discussed in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Rogelio G. Castro
---------------------------
Rogelio G. Castro
Certified Public Accountant
Oxnard, California
September 30, 2001



                               JASMINE'S GARDEN
                        (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET
                           AS OF September 30, 2001

                                    ASSETS

  Cash in bank                                        $       1,748
                                                      --------------
TOTAL ASSETS                                          $       1,748
                                                      ==============

                    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

 Accounts payable                                             2,563
 Short term liabilities

 Note payable - Jasmine Gregory                               2,309
                                                       -------------

                Total current liabilities                     4,873
                                                       -------------

Total liabilities                                             4,873
                                                       -------------
 Stockholders' deficiency
  Common Stock, Par Value $0.001 per share-
   authorized shares 50,000,000, issued and
   outstanding 6,000,000                                      6,000

Paid-in Capital                                                   0
 Deficit accumulated during development stage               ( 9,125)
                                                       -------------
                 Total stockholders' deficiency             ( 3,125)
                                                       -------------
TOTAL LIABILITIES & STOCKHOLDERS' DEFICIENCY           $      1,748
                                                       =============

 The accompanying notes are an integral part of these financial statements.




                              Jasmine's Garden
                         (A Development Stage Company)
                             Statement of Operation
                         For the period March 27, 2001
                     (inception) through September 30, 2001

                                                           Cumulative
                                                             During
                                                           Development
                                            6/30/01          Stage
                                           ------          -----------

Revenue                                $      887            $    887


 General and administrative               (10,012)            (10,012)
                                           ------          -----------

            Net Loss from operations      ( 9,125)            ( 9,125)
                                           ------          -----------

                             Net Loss     ( 9,125)            ( 9,125)
                                         ==========        ===========


Net Loss Per Share (Basic and Diluted)      (.00)              (.00)
                                         ==========        ===========
Weighted Average Common Shares
 Outstanding                            6,000,000           6,000,000





        These notes are an integral part of these financial statements.


                                             Jasmine's Garden
                                      (A Development Stage Company)
                                 Statement of Stockholders' Deficiency
                                        the period March 27, 2001
                                  (inception) through September 30, 2001

                                                                       Deficit
                                                           Accumulated
                                                         Additional    During
                                          Common Stock   Paid-In       Development
                                  Shares      Amount     Capital       Stage        Total
                                  ------      ------     ----------    --------    -----

 Stocks issued for services      6,000,000   $ 6,000                           $6,000
 Net loss for the period                                               (9,125)   (9,125)
                                  ------      ------     ----------    --------    -----
 Balance at September 30, 2000   6,000,000  $  6,000                   (9,125)   (3,125)




  The accompanying notes are an integral part of these financial statements.




                                         Jasmine's Garden
                                 (A Development Stage Company)
                                  Cash Flows
                                      For the period March 27, 2001
                                  (inception) through September 30, 2001
Operating activities
 Net Loss                                                              ( 9,125)
   Adjustments to reconcile net loss to
   net cash used in operating activities
  Accounts payable                                           2,563
     Stocks issued for services at fair value                            6,000
                                                                         -----------

                Net cash used in operating activities                   (  561)
                                                                         -----------
 Financing activities
     Cash received for note payable                                    2,309
                                                            ------------
    Net increase (decrease) in cash and cash equivalents                    -

Cash and cash equivalents - beginning of year

 Cash and cash equivalents - end of year                                 1,748
                                                                         ===========


Non cash activities:
 Stocks issued for services at fair value                                6,000


  The accompanying notes are an integral part of these financial statements.


                                Jasmine's Garden
                        (A Development State Company)
                        Notes to Financial Statements
                             September 30, 2001

NOTE 1 - NATURE OF BUSINESS

 Jasmine's Garden (the Company) was incorporated under the laws of the state of Nevada on March 27, 2001. It has developed a business plan to establish nationwide wholesale and retail sales of greeting cards, note cards and gift tags made from a design process involving photography and computer graphics. Planned principal operations have just recently commenced.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

A. Basis - The Company uses the accrual method of accounting.

B. Cash and cash equivalents - The Company considers all short term, highly liquid investments that are readily convertible within three months to known amounts as cash equivalents. Currently, it has no cash equivalents.

  C. Loss per share - Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 "Earnings Per Share". Basic loss per share reflects the amount of losses for the period available to each share of common stock outstanding during the reporting period, while giving effect to all dilutive potential common shares that were outstanding during the period, such as stock options and convertible securities. As of September 30, 2001, the Company had no issuable shares qualified as dilutive to be included in the earnings per share calculations.

NOTE 3 - INCOME TAXES

 The Company has adopted the provision of SFAS No. 109 "Accounting for Income Taxes". It requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Jasmine's Garden has incurred losses that can be carried forward to offset future earnings if conditions of the Internal Revenue codes are met.


There is a provision for income taxes for the period ended September 30, 2001, to recognize Nevada's minimum income tax. The Company's total deferred tax assets as of September 30, 2001 is as follows:

 Net operating loss carryforward   $ 9,125
 Valuation allowance               ( 9,215)
                                    --------
Net deferred tax asset                   0
                                    =========

The net operating loss carry forward for federal tax purposes will expire in year 2020.


NOTE 4 - RELATED PARTY TRANSACTIONS

 The Company issued a total of 6,000,000 shares of unregistered common stock to its officers, legal counsel, and consultant in exchange for services rendered. The stocks issued are recorded at par value of the services received. The company has issued a short term note payable to an officer of the company, in exchange for working capital. The note is payable on demand, at an interest rate of 10% per annum.

NOTE 5 - GOING CONCERN

 The Company has nominal assets and no current operations with which to create operating capital. It has an accumulated deficit of $9,125 at September 30, 2001. These factors raise substantial doubt about the company's ability to continue as a going concern. The company seeks to raise operating capital through private placements of its common stock. However, there can be no assurance that such offering or negotiations will be successful.

NOTE 6 - FISCAL YEAR END

The fiscal year end of the Company is September 30.

No dealer, salesperson or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such information or representations must no be relied upon as having been authorized by Cinecam or its officers or directors. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The delivery of this prospectus shall not, under any circumstances, create any implication that the information in this prospectus is correct as of any time subsequent to the date of this prospectus.

 Dealer Prospectus Delivery Obligation: Until ________________, 2001 (90 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                            ------------------------

                             TABLE OF CONTENTS
                                                              PAGE
                                                            ---------


Prospectus Summary..............................                1
Risk Factors....................................                3

Use of Proceeds.................................                5
Dividend Policy.................................                5
Price Range of Securities.......................                6
Dilution........................................                6
Selected Financial Data.........................                7
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................                8
Business........................................                8
Management......................................               12
Certain Transactions............................               13
Principal Stockholders..........................               13
Description of Securities.......................               14
Shares Eligible for Future Sale.................               15
 Plan of Distribution........................                  15
Underwriting....................................               15
Legal Matters...................................               15
Experts.........................................               16
Index to Financial Statements...................               16




                              Jasmine's Garden

                       600,000 Shares of common stock

                                -------------

                                 PROSPECTUS

                                -------------

                                ____________, 2001

 --------------------------------------------------------------------------

 --------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

NRS 78.751 provides that Jasmine's may provide in its articles of incorporation, by laws or by agreement, to indemnify Jasmine's's officers and directors. Jasmine's Bylaws provide that Jasmine's shall, to the fullest extent legally permissible under the provisions of the General Corporation Law of the State of Nevada, indemnify and hold harmless officers and directors from any and all liabilities and expenses imposed upon them in connection with any action, suit or other proceeding.

ITEM 25. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

The Registrant estimates that expenses payable by it in connection with the Offering described in this Registration Statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:

SEC registration fee...........................................  $   264
Printing and engraving expenses................................  $   500
Accounting fees and expenses...................................  $12,000
Legal fees and expenses (other than Blue Sky)..................  $ 2,236
Blue sky fees and expenses (including legal and filing fees)...  $   500

                                                                 ----------
    Total......................................................  $15,500
                                                                 ==========
ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The following securities were issued by Jasmine's within the past three years and were not registered under the Securities Act.

In connection with organizing Jasmine's , on March 27, 2001, Jasmine Gregory was issued 3,000,000 shares of restricted common stock, valued at $3000, and Jack Gregory was issued 2,700,000 restricted shares of common stock, valued at $2650 in exchange for the business plan of Jasmine's , and Jasmine's trade name, and for services, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Jasmine and Jack Gregory may be deemed to be promoters of Jasmine's .

On March 27, 2001, in exchange for legal services, Jasmine's issued 300,000 shares to Kenneth G. Eade, counsel to Jasmine's , in reliance upon section 4(2) of the Securities Act of 1933, in exchange for legal services rendered of the value of $350. Mr. Eade is a sophisticated investor who had access to all corporate information.

 On May 1, 2001, we issued a promissory note in the principal amount of $2,309.82, to Jasmine Gregory, in exchange for $2,309.82 in working capital. The note is payable on demand, and bears interest in the amount of 10% per annum. The balance of the note at this time is $2,309.82.


ITEM 27. EXHIBITS

(a) The following exhibits are filed as part of this Registration
Statement:

  EXHIBIT
  NUMBER                     DESCRIPTION
-----------                 -----------------------------------------

       3.1                    Articles of Incorporation
       3.4                    By-Laws
       4.1                    Form of common stock Certificate
       5.1                    Opinion of Kenneth G. Eade, Attorney at Law
                             (including  consent)
       6.1                    Specimen of Stock Certificate
      10                      Subscription Agreement
   10.1                    Suitability Questionnaire
      10.2                    Promissory note in favor of Jasmine Gregory
      23.1                    Consent of Independent Accountant
      23.2                    Consent of Kenneth G. Eade(filed as part of
                              Exhibit  5.1)
                             ------------------------

ITEM 28. UNDERTAKINGS.

    The undersigned Company undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

        (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be theinitial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Jasmine's pursuant to the provisions referred to under
Item 24 of this Registration Statement, or otherwise, Jasmine's has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by Jasmine's of expenses incurred or paid by a director, officer or a controlling person of Jasmine's in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.


                                      II-6

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Springville, state of California, on January 11, 2002.

  Jasmine's Garden

  By:     Jack Gregory
       -----------------------------------
          Jack Gregory, President and Director

Date: January 11, 2002

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

   By:     Jasmine Gregory
       -----------------------------------
       Jasmine Gregory, Chief Financial Officer

       Date: January 11, 2002


Exhibit 3.1
ARTICLES OF INCORPORATION

ENDORSED-FILED
IN THE OFFICE OF THE
SECRETARY OF STATE
OF THE STATE OF Nevada
March-27-2001
BILL JONES, SECRETARY OF STATE


                           ARTICLES OF INCORPORATION

                                      OF

                               JASMINE'S GARDEN

     The undersigned, being a natural person of full age and acting as the incorporator, for the purpose of forming a corporation under the laws of the State of Nevada, hereby adopts the following Articles of Incorporation and declares:

     FIRST: The name of the corporation (hereinafter referred to as "the corporation") is:

                               JASMINE'S GARDEN

     SECOND: The place of the principal office of the corporation is 820 South Sixth Street, Suite C, Las Vegas, Nevada 89101.

     THIRD:   The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Nevada, other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by law.

     FOURTH: The amount of total authorized capital stock is Fifty Million (50,000,000) shares of capital stock, par value $0.001, all of which are one class, to be designated "Common Stock."

     FIFTH: Members of the governing board or this corporation shall be designated directors, and there shall be at least two (2) directors of this corporation. The number of directors may be changed from time to time by amendment to the corporation's by-laws. There are two directors of this corporation. The name and address of the first directors are: JASMINE GREGORY, 34808 Highway 190, Springville, California and JACK GREGORY, 34808 Highway 190, Springville, California.

     SIXTH: No paid up capital stock issued as fully paid up, after the amount of the subscription price has been paid in is subject to assessment to pay the debts of the corporation.

     SEVENTH: The name and address of the incorporator of this corporation is:

                            KENNETH G. EADE, ESQ.
                         827 State Street, Suite 12
                           Santa Barbara, CA 93101

     EIGHTH: This corporation is to have perpetual existence.

     NINTH: There shall be no liability on the part of a director or officer of this corporation or its shareholders for damages for breach of fiduciary duty, except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of NRS 78.300.

     TENTH: The name and address in this state of the corporation's resident agent is:
                                 PAUL WILLSON
                        820 South Sixth Street, Ste. C
                            Las Vegas, Nevada 89101

     I, KENNETH G. EADE, being first duly sworn, depose and say that I am the person who executed the foregoing Articles of Incorporation, and that the said Articles of Incorporation are my own act and deed.

     Executed at Santa Barbara, California, this 30th day of January, 2001.

KENNETH G. EADE
---------------
KENNETH G. EADE

EXHIBIT 3.3
BY-LAWS OF Jasmine's Garden

                             ARTICLE I - OFFICES

          The principal office of the corporation in the State of Nevada shall be located at 820 South Sixth Street, Ste. C, Las Vegas, Nevada 89101 The corporation may have such other offices, either within or without State of incorporation as the board of directors may designate or as the business of the corporation may from time to time require.


                          ARTICLE II - STOCKHOLDERS


1.     ANNUAL MEETING.

     The annual meeting of the stockholders shall be held in the month of September in each year, beginning with the year 2001, at a date and time to be specified by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

2.   SPECIAL MEETINGS.

   Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the directors, and shall be called by the president at the request of the holders of not less than twenty-five (25) per cent of all the outstanding shares of the corporation entitled to vote at the meeting.

3.   PLACE OF MEETING.

The directors may designate any place, either within or without the State unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the state unless otherwise prescribed by statute, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

4.   NOTICE OF MEETING.

   Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

5.   CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

     For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty (20) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least fifteen (15) days immediately preceding such meeting. In lieu of closing the stock transfer books, the directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

6.   VOTING LISTS.

   The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at the meeting of stockholders.

7.   QUORUM.

     At any meeting of stockholders a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

8.   PROXIES.

     At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

9.   VOTING.

     Each stockholder entitled to vote in accordance with the terms and provisions of the certificate of incorporation and these by-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholders. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of this State.

10.   ORDER OF BUSINESS.

The order of business at all meetings of the stockholders, shall be as follows:

          1.     Roll Call.

          2.     Proof of notice of meeting or waiver of notice.

          3.     Reading of minutes of preceding meeting.

          4.     Reports of Officers.

          5.     Reports of Committees.

          6.     Election of Directors.

          7.     Unfinished Business.

          8.     New Business.

11.     INFORMAL ACTION BY STOCKHOLDERS.

     Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof.

                      ARTICLE III - BOARD OF DIRECTORS


1.     GENERAL POWERS.

     The business and affairs of the corporation shall be managed by its board of directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these by-laws and the laws of this State.

2.   NUMBER, TENURE AND QUALIFICATIONS.

     The number of directors of the corporation shall be set by the board, but shall not exceed seven (7). Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

3.   REGULAR MEETINGS.

     A regular meeting of the directors, shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders. The directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

4.   SPECIAL MEETINGS.

     Special meetings of the directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

5.   NOTICE.

   Notice of any special meeting shall be given at least five (5) days previously thereto by written notice delivered personally, or by telegram, or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

6.   QUORUM.

   At any meeting of the directors a majority shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

7.   MANNER OF ACTING.

   The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

8.   NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

   Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the un-expired term of his predecessor.

9.   REMOVAL OF DIRECTORS.

   Any or all of the directors may be removed for cause by vote of the stockholders or by action of the board. Directors may be removed without cause only by vote of the stockholders.

10.   RESIGNATION.

   A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

11.   COMPENSATION.

No compensation shall be paid to directors, as such, for their services, but by resolution of the board a fixed sum and expenses for actual attendance at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

12.   PRESUMPTION OF ASSENT.

   A director of the corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

13.   EXECUTIVE AND OTHER COMMITTEES.

   The board, by resolution, may designate from among its members an executive committee and other committees, each consisting of three or more directors. Each such committee shall serve at the pleasure of the board.

14. INDEMNIFICATION.

Except for matters arising under the Securities laws of the United States, this corporation shall indemnify the directors of the corporation for any and all acts during their capacity as directors to the fullest extent of the law.


                            ARTICLE IV - OFFICERS


1.   NUMBER.

     The officers of the corporation shall be a president, a vice-president, a secretary and a treasurer, each of whom shall be elected by the directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors.

2.   ELECTION AND TERM OF OFFICE.

     The officers of the corporation to be elected by the directors shall be elected annually at the first meeting of the directors held after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.


3.   REMOVAL.

     Any officer or agent elected or appointed by the directors may be removed by the directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.   VACANCIES.

     A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the directors for the un-expired portion of the term.

5.   PRESIDENT.

     The president shall be the principal executive officer of the corporation and, subject to the control of the directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders and of the directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the directors from time to time.

6.   VICE-PRESIDENT.

     In the absence of the president or in event of his death, inability or refusal to act, the vice-president shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-president shall perform such other duties as from time to time may be assigned to him by the President or by the directors.

7.   SECRETARY.

     The secretary shall keep the minutes of the stockholders' and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these by-laws or as required, be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder, have general charge of the stock transfer books of the corporation and in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the directors.

8.   TREASURER.

If required by the directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these by-laws and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the directors.

9.   SALARIES.

     The salaries of the officers shall be fixed from time to time by the directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

              ARTICLE V - CONTRACTS, LOANS, CHECKS AND DEPOSITS


1.   CONTRACTS.

 The directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

2.   LOANS.

   No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to specific instances.

3.   CHECKS, DRAFTS, ETC.

   All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the directors.


4.   DEPOSITS.

   All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the directors may select.


           ARTICLE VI - CERTIFICATES FOR SHARES AND THEIR TRANSFER


1.   CERTIFICATES FOR SHARES.

   Certificates representing shares of the corporation shall be in such form as shall be determined by the directors. Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law and by the directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the directors may prescribe.

2.   TRANSFERS OF SHARES.

     (a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation.

     (b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.


                          ARTICLE VII - FISCAL YEAR


   The fiscal year of the corporation shall be fixed by resolution of the board of directors.


                          ARTICLE VIII - DIVIDENDS


   The directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                              ARTICLE IX - SEAL


     The directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, year of incorporation and the words, "Corporate Seal".


                        ARTICLE X - WAIVER OF NOTICE


     Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these by-laws or under the provisions of the articles of incorporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                           ARTICLE XI - AMENDMENTS


These by-laws may be altered, amended or repealed and new by-laws may be adopted by a vote of the stockholders representing a majority of all the shares issued and outstanding, at any annual stockholders' meeting or at any special stockholders' meeting when the proposed amendment has been set out in the notice of such meeting.


Exhibit 4
                     SPECIMEN OF COMMON STOCK CERTIFICATE

[________]NUMBER
 Shares[________]
AUTHORIZED common stock; 50,000,000 Shares PAR VALUE $.001 NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT INCORPORATED UNDER THE LAWS OF THE STATE OF Nevada common stock CUSIP

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

 THIS CERTIFIES THAT _________________________________________________________

Is the RECORD HOLDER OF Shares OF Jasmine's Garden common stock
TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

 Dated:

                                            [SEAL OF Jasmine's Garden]

        Jack Gregory
       ----------------------
        Jack Gregory, President

       Jasmine Gregory
       -----------------------
       Jasmine Gregory, Secretary


 By: Pamela Gray
 Atlas Stock Transfer Corporation
 Salt Lake City, UT

This Certificate is not valid unless countersigned by the Transfer Agent.

NOTICE: Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a savings bank), or a trust company.

The following abbreviation, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common UNIF GIFT MIN ACT - ____Custodian____ TEN ENT - as tenants by the entireties

(Cust) (Minor) JT TEN - as joint tenants with right under Uniform Gifts to Minors of survivorship and not as

Act
________________________ tenants in common
          (State)
Additional abbreviation may also be used though not in above list.


FOR VALUE RECEIVED, _________hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE -
-------------------------------------- - ------------- ---------
---------------- ________________________________________________________
______ ___ _________ (Please print or typewrite name and address including zip code of assignee)
_________________________________________________________________________
_________ ________________________________________________________ ______
___ _________ ___________________________________________________________

______ ___ _________ Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
________________________________________________________ ______ ___ _________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
 Dated, ---------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

EXHIBIT 5.1 OPINION OF COUNSEL AND CONSENT

January 23, 2002

Board of Directors
Jasmine's Garden
34808 Highway 190
Springville, CA 92365

Re: Jasmine's Garden

Gentlemen:

The undersigned is counsel for Jasmine's Garden. I have been requested to render an opinion on the 600,000 shares of Jasmine's Garden proposed to be sold pursuant to Jasmine's Registration Statement on Form SB-2. In rendering this opinion, I have reviewed Jasmine's Registration on Form SB-2, company articles of incorporation and by laws and other corporate documents. I have assumed the accuracy of all representations made to me in Jasmine's Garden's documents and by company officers and directors. It is my opinion that the shares to be issued will be free trading shares. It is further my opinion that:

  1. Jasmine's Garden is a corporation duly organized, validly existing and in good standing.

 2. That the shares of Common stock to be issued by Jasmine's will be legally issued.

 3. That the shares of stock, when and as issued, will be fully paid and non-assessable.

4. That the shares of Common stock have not been but will be registered under the Securities Act of 1933, as amended (the "Act"), and will be registered by coordination with or exempt from the securities laws of the state jurisdictions in which they will be sold.

I hereby consent to the use of this opinion in Jasmine's Registration Statement on Form SB-2. Please feel free to contact the undersigned should you have any further questions regarding this matter.

Very truly yours,

Kenneth G. Eade
------------------
KENNETH G. EADE

EXHIBIT 10

                            SUBSCRIPTION AGREEMENT
Jasmine's Garden
34808 Highway 190
Springville, CA 92365

Gentlemen:

The undersigned has received your prospectus dated ___________________, 2001. The undersigned represents as set forth below and subscribes to purchase ________shares at $1.00 per Share, for $_______________, subject to your
acceptance of this subscription.   There is no minimum contingency and
proceeds may be utilized at the issuer's discretion. The undersigned, if an individual, is a resident of, or, if a corporation, partnership or trust, has as its principal place of business:

 The State of Arizona _____
 The State of California ______ *see attached investor questionnaire The State of Nevada
The State of New York_____
The State of Florida_____
 The District of Columbia_____

Dated:______________.

 For individuals:

Print Name:_________________________________
Address:____________________________________
City, State & Zip Code:_____________________


_________________________
Signature

_________________________
Social Security Number

 For corporations, trusts, partnerships, etc.:

__________________________
Signature
 State where incorporated, P.O. Box or Street Address:
_________________________________________________________

__________________________________________________
 Print Signer's Capacity, address

__________________________________________________
Federal Tax I.D. Number

__________________________________________________
Signature

                           SUITABILITY QUESTIONNAIRE
                        (for California residents only)

     The following is provided to the Company so it may determine whether the suitability of the undersigned as a purchaser under California state securities laws. It is understood that the Company will rely upon the following information for the purpose of such determination. It is understood that the information provided herein will be treated as confidential.

                          PLEASE ANSWER ALL QUESTIONS

1. Are you married?  Yes ___          No ___

2.  What was your gross income during the last tax year?  _____________

3.  What do you expect will be your gross income for the current tax year?

    ____________________________

4.  What is your total net worth? _______________

5. What portion of your net worth is attributed to home equity, furnishings, and automobiles (all at fair market value)? ____________

6.  Does the amount you wish to invest in the common stock of the Company
exceed 10% of your net worth?          Yes ___          No ___

                                        _________________________
                                        Signature

EXHIBIT 10.2

Demand Note
May 1, 2001

On demand, Jasmine's Garden promises to pay to Jasmine Gregory th esum of $2,309.82 (Two Thousand Three Hundred Nine Dollars and Eighty Two Cents) at the rate of 10% (Ten Precent) at Springville, California 93265.

Jack Gregory, M.D.
---------------------
Jack Gregory, M.D. President
Date:  May 1, 2001


EXHIBIT 23.1           CONSENT OF INDEPENDENT ACCOUNTANT

 I hereby consent to the inclusion of my independent accountant's report dated September 30, 2001, the balance sheet of September 30, 2001, and the related statements of income, stockholder's deficiency, and cash flows for the period March 27, 2001 (inception) to September 30, 2001, in the Registration Statement on Form SB-2, and any other references to me in the Registration Statement.

ROGELIO G. CASTRO
---------------------------
Rogelio G. Castro
Certified Public Accountant
Oxnard, California
January 11, 2002